EXHIBIT 10.2

GLOBALSCAPE, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the “Agreement”) is entered into between GLOBALSCAPE, Inc., a Delaware corporation (the “Company”), and                 (the “Optionee”) as of the                   day of        ,                     (the “Date of Grant”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.             Grant of Option.  Under the terms and conditions of the Company’s 2000 Stock Option Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of                         shares of the Company’s Common Stock, par value $0.001 per share (the “Stock”), at a price of $                per share.

2.             Character of Option.  It is intended that the Option shall not be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.             Term.  The Option will expire on the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as an employee, director, or advisor of the Company, on such earlier date as may be provided in the Plan.

4.             Vesting; Exercisability.  The Option is fully vested on the Date of Grant. The right of the Optionee to exercise the option as to such unexercised portion shall continue for the entire term.

5.             Procedure for Exercise.  Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with the Plan and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.

6.             Payment of Purchase Price.  Payment of the purchase price for any shares of the Stock purchased pursuant to the Option shall be in accordance with the provisions of the Plan and this Agreement.

7.             Net Exercise.  In lieu of exercising this Option for cash, the Optionee may elect to receive shares equal to the value of this Option (or the portion thereof being exercised) by surrender of this Option at the principal office of the Company together with notice of such election (a “Net Exercise”).  An Optionee who Net Exercises shall have issued the number of Shares computed using the following formula:

X =	Y (A - B)
A

Where:

X =	The number of Shares to be issued to the Optionee.

Y =	The number of Shares purchasable under this Option or, if only a portion of the Option is being exercised, the portion of the Option being cancelled (at the date of such calculation).

A =	The Fair Market Value of one (1) share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).

For the purposes of this Option, the “Fair Market Value” shall mean the average of the closing sale prices per share of Common Stock for the 30 consecutive trading days ending two business days prior to the date of exercise as reported on the OTC Bulletin Board or, if the stock becomes traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, as reported on such exchange or on the Nasdaq National Market System, as determined by the Committee.

8.             Transfer of Options.  The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee’s legally authorized representative.

9.             Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 9, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Date of Grant of this Option, a director of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (“Eligible Participant”).

Unless otherwise provided in this Agreement or any severance agreement, vested Options granted under the Plan shall expire, terminate or otherwise be forfeited as follows:

(i)            twelve (12) months after the date of death as further provided in the Plan;

(ii)           twelve (12) months after the date of Permanent Disability as further provided in the Plan; and

(iii)          immediately if no longer an Eligible Participant.

10.          Acceptance of the Plan.  The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein.  The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

11.          No Shareholder Rights.  Prior to exercise of this Option, the Optionee shall not be entitled to any rights of a shareholder with respect to the Stock, including (without limitation) the right to vote such Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and, except as otherwise provided in this Option, such Optionee shall not be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.  Optionee further agrees that the Company’s obligations to issue shares is subject to Optionee’s prior execution of a shareholder’s agreement containing such restrictions deemed necessary and appropriate by the Board.

12.          Governing Law; Venue.  The laws of the State of Texas, excluding its conflicts laws, shall govern this Agreement the rights and obligations of the parties hereto, the entire relationship between the parties hereto, and all matters arising out of or relating to this Agreement.  ANY LAWSUIT OR OTHER LEGAL PROCEEDING BETWEEN THE PARTIES SHALL BE BROUGHT ONLY IN THE CIVIL DISTRICT COURTS OF BEXAR COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS, SAN ANTONIO DIVISION.  THE PARTIES HEREBY CONSENT TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF THIS COURT.

13.          Amendment.  This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

14.          Successors and Assigns.  The terms and provisions of this Option shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

15.          Survival of Provisions.  In the event the Option granted hereunder is exercised by Optionee in whole or in part, the representations, warranties, covenants and agreements of Optionee under this Option shall survive such exercise and purchase of the Shares.

16.          Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 16):

If to the Company:	GlobalSCAPE, Inc. Attn: Chief Financial Officer 6000 Northwest Parkway Suite 100 San Antonio, TX 78249 Facsimile: (210) 690-8824

If to Optionee:	At the addresses shown on the signature pages hereto.

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This Non-Qualified Stock Option Agreement is executed to be effective as of the Date of Grant.

GLOBALSCAPE, INC.

By:

Charles R. Poole, President & CEO

Optionee acknowledges receipt of a copy of the Plan (including all amendments to date) and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Address: